SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K




                        Current Report



        Filed pursuant to Section 12, 13, or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported)  March 4, 1998



                    XLCONNECT SOLUTIONS, INC.
                    -------------------------
          (Exact name of issuer as specified in charter)


       PENNSYLVANIA               0-28892             23-2832796
(State or Other Jurisdiction    Commission         (I.R.S. Employer
   of Incorporation or          file number         Identification
      Organization)                                     Number)



           411 Eagleview Boulevard, Exton, Pennsylvania 19341
                 (Address of principal executive offices)


                           (610) 458-5500
           (Registrant's telephone number, including area code)


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Item 5.  Other Events
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On March 4, 1998, Intelligent Electronics, Inc. ("IE") and XLConnect
Solutions, Inc., an 80% owned subsidiary ("XLConnect") of IE, executed an Agreement and Plan of Merger with Xerox Corporation ("Xerox"), whereby Xerox, using acquisition subsidiaries, will acquire through mergers (i) all of the outstanding capital stock of IE in exchange for cash in the amount of $7.60 per share (the "Parent Merger") and (ii) all of the outstanding capital stock of XLConnect not owned by IE in exchange for cash in the amount of $20.00 per share (the "Sub Merger," and collectively, the "Mergers"). The closing of the Mergers is subject to shareholder approval of both IE and XLConnect at meetings expected to be held no later than June 30, 1998 and other customary terms and conditions.









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                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                XLCONNECT SOLUTIONS, INC.



Date:   March 11, 1998       By: /s/ Stephanie D. Cohen
                                 ------------------------------
                                 Stephanie D. Cohen
                                 Executive Vice President and
                                 Chief Financial Officer